Exhibit 99.1

VRINGO SECURES $12.5 MILLION LONG-TERM DEBT FINANCING

NEW YORK –May 4, 2015 – Vringo, Inc. (NASDAQ: VRNG), a company engaged in the innovation, development and monetization of intellectual property, today announced that it has entered into an agreement with a long-standing institutional investor to issue $12.5 million of senior secured convertible notes. The investor has lead or participated in most financings since Vringo’s inception in 2006.

The senior secured convertible notes (the “Notes”) will be payable in 21 monthly installments, mature 21 months from issuance and will accrue interest at 8.0% per annum from the date of issuance. The Notes may be repaid, at Vringo’s election, in either cash or, subject to certain conditions, shares of the company’s common stock at a discount to the then-current market price. The Notes are also convertible from time to time, at the election of the holders, into shares of the company’s common stock at a conversion price of $1.00 per share, representing a 40% premium to the closing price of the company’s common stock on May 1, 2014. The Notes will be secured by first priority liens on the Company’s U.S. patent rights and certain other collateral.

Warrants to purchase an aggregate of 5,375,000 shares of the company’s common stock will be issued with the Notes and will have an initial exercise price of $1.00 per share. The Warrants will be exercisable six months and one day from the date of issuance and will have a term of five years from the date they first become exercisable.

The Notes and the Supplemental Indentures relating to the Notes include certain covenants, including, among others, the punctual payment of principal and interest, certain limitations on the incurrence of indebtedness, restrictions on the redemption of outstanding securities, restrictions on the transfer of assets and restrictions on the existence of liens on the company’s assets.

Vringo expects to use the proceeds from the convertible note to enhance its monetization efforts around the world for existing and upcoming monetization efforts.

For additional information concerning the details of the financing, please refer to the Form 8-K filed with the Securities and Exchange Commission today.

A shelf registration statement (File No. 333-182823) relating to the securities issued in the offering has been filed with and declared effective by the Securities and Exchange Commission (the “SEC”). A prospectus supplement relating to the offering will be filed by the Company with the SEC. Copies of the prospectus supplement, together with the accompanying prospectus, can be obtained at the SEC’s website at http://www.sec.gov, or from the Company.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company in this offering. There shall not be any offer, solicitation of an offer to buy, or sale of securities in any state or jurisdiction in which such an offering, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offering will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement.

About Vringo, Inc.

Vringo, Inc. is engaged in the innovation, development and monetization of intellectual property and mobile technologies. Vringo's intellectual property portfolio consists of over 600 patents and patent applications covering telecom infrastructure, internet search, and mobile technologies. The patents and patent applications have been developed internally, and acquired from third parties. For more information, visit: www.vringo.com.

Forward-Looking Statements

This press release includes forward-looking statements, which may be identified by words such as "believes," "expects," "anticipates," "estimates," "projects," "intends," "should," "seeks," "future," "continue," or the negative of such terms, or other comparable terminology. Forward-looking statements are statements that are not historical facts.  Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein.  Factors that could cause actual results to differ materially include, but are not limited to: our inability to license and monetize our patents, including the outcome of the litigation against online search firms and other companies; our inability to monetize and recoup our investment with respect to patent assets that we acquire; our inability to develop and introduce new products and/or develop new intellectual property; our inability to protect our intellectual property rights; new legislation, regulations or court rulings related to enforcing patents, that could harm our business and operating results; unexpected trends in the mobile phone and telecom infrastructure industries; our inability to raise additional capital to fund our combined operations and business plan; our inability to maintain the listing of our securities on a major securities exchange; the potential lack of market acceptance of our products; potential competition from other providers and products; our inability to retain key members of our management team; the future success of Infomedia and our ability to receive value from its stock; our ability to continue as a going concern; our liquidity and other risks and uncertainties and other factors discussed from time to time in our filings with the Securities and Exchange Commission ("SEC"), including our annual report on Form 10-K filed with the SEC on March 16, 2015.  Vringo expressly disclaims any obligation to publicly update any forward-looking statements contained herein, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

Investors and Media:

Cliff Weinstein

Executive Vice President

Vringo, Inc.

646-532-6777

cweinstein@vringoinc.com